SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2005

TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31803		77-0402448

(Commission File Number)		(IRS Employer Identification No.)

3990 Freedom Circle, Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)

(408) 919-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 7.01 Regulation FD Disclosure
SIGNATURE

Item 2.02 Results of Operations and Financial Condition.

     On March 16, 2005, Transmeta Corporation, a Delaware corporation (the “Registrant”), filed a Form 12b-25 with the Securities and Exchange Commission, disclosing that the Registrant required additional time to complete the review and processing of its Annual Report on Form 10-K for its fiscal year ended December 31, 2004. The Registrant disclosed that it could not file its Form 10-K by March 16, 2005, because it would not be able to finish compiling certain financial and narrative information and to complete the assessment by its management of its internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act and the rules of the Public Company Accounting Oversight Board in order to complete its Form 10-K by the initial filing date without unreasonable effort or expense. The Registrant disclosed that it would file its completed Annual Report on Form 10-K on or before March 31, 2005. The Registrant disclosed that it anticipated that its statement of operations for its fiscal year ended December 31, 2004, which is the period of the subject report, would reflect significant change in its results of operations for that period as compared to its results of operations for its last fiscal year ended December 31, 2003, primarily relating to the Registrant’s licensing and service business.

Item 7.01 Regulation FD Disclosure

     Reference is hereby made to the disclosure set forth above in Item 2.02.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: March 16, 2005	By:	/s/ John O’Hara Horsley
John O’Hara Horsley
Vice President, General Counsel & Secretary